UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2026

ANAVEX LIFE SCIENCES CORP.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-37606	98-0608404
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

630 5th Avenue, 20th Floor New York, NY USA		10111
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 1-844-689-3939

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AVXL	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously disclosed, Anavex Life Sciences Corp. (“Anavex” or the “Company”) is prioritizing the advancement of its ANAVEX®2-73 (blarcamesine) clinical development pipeline in early Alzheimer’s disease, Rett syndrome and Fragile X syndrome in the United States, and the Company is moving forward with the initiation of a Phase 3 clinical trial for ANAVEX 2-73 in Rett syndrome in adult patients (ANAVEX 2-73-RS-005).

On September 9, 2026, the Company disclosed that the U.S. Food and Drug Administration has granted the Company’s request for a meeting to discuss inclusion of pediatric patients in its Phase 3 clinical trial for ANAVEX 2-73 in Rett syndrome.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANAVEX LIFE SCIENCES CORP.

Date: September 9, 2026	By:	/s/ Sandra Boenisch
Sandra Boenisch, CPA, CGA Principal Financial Officer, Treasurer